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                                                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-05111, 333-33013, 333-42073, 333-81687
and 333-90791) and Form S-3 (File Nos. 333-08519 and 333-31599) of WellPoint
Health Networks Inc. of our report dated January 31, 2000, relating to the financial statements, which appears in this Form 10-K.

                                      /s/ PricewaterhouseCoopers LLP

                                      PricewaterhouseCoopers LLP

Los Angeles, California
March 22, 2000